Exhibit 99.2

COMTECH TELECOMMUNICATIONS CORP.
DECLARES $0.10 PER SHARE QUARTERLY CASH DIVIDEND

Melville, New York – December 6, 2018 – Comtech Telecommunications Corp. (NASDAQ: CMTL) announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share, payable on February 15, 2019, to shareholders of record at the close of business on January 16, 2019. The dividend is the Company’s thirty-fourth consecutive quarterly dividend. Future dividends remain subject to compliance with financial covenants under the Company's secured credit facility as well as Board approval.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company sells products to a diverse customer base in the global commercial and government communications markets.

Certain information in this press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.

PCMTL
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

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